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                                                                   Exhibit 10.39



                    [LOCKHEED MARTIN CORPORATION LETTERHEAD]



                              August 6, 1999



CalComp Technology, Inc.
CalComp Inc.
Topaz Technologies, Inc.
1 Centerpointe Drive
Suite 400
LaPalma, California 90623
ATTN: John P. Brincko


     Re:  Secured Demand Loan Facility, dated as of January 14, 1999, as amended
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     July 15, 1999 (the "Secured Facility") and Security Agreement, dated as of
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     January 14, 1999 (the "Security Agreement")
     -------------------------------------------



Dear John:


     Reference is made to the Secured Facility and the Security Agreement which are collectively referred to herein as the "Existing Agreements." Capitalized terms used but not defined herein shall have the meanings given to those terms in the Existing Agreements.

     On December 23, 1998, Lockheed Martin Corporation (the "Lender") notified CalComp Technology, Inc. ("Technology") and CalComp Inc. ("CalComp") that the Lender would not provide additional credit capacity beyond that available under the Amended and Restated Revolving Credit Agreement dated as of December 20, 1996 as amended on March 20, 1998 and July 15, 1998 and the Cash Management Agreement dated July 23, 1996 as amended (collectively, the "Prior Agreements"). As of January 14, 1999, the $43,000,000 of credit available under the Prior Agreements had been fully drawn. Those amounts, together with accrued and unpaid interest and fees, became due and payable in full on January 31, 1999.

     On January 14, 1999, the Lender agreed, subject to certain terms and conditions, to forbear from collecting amounts outstanding under the Prior Agreements and Technology, CalComp, Topaz Technologies, Inc. ("Topaz") and the Lender entered into the Secured Facility pursuant to which the Lender has made available to the Borrowers additional borrowings with a principal amount outstanding equal to $28,916,356.95 as of the date hereof to facilitate the non-
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CalComp Technology, Inc.
August 6, 1999
Page 2

bankruptcy liquidation of Technology, CalComp and Topaz. The Secured Facility terminates in accordance with its terms as of the date hereof. In addition, on the date hereof, Technology has filed a Certificate of Dissolution with the Secretary of State of the State of Delaware pursuant to which Technology intends to effect its complete liquidation and dissolution under Delaware law. Technology has requested that the Lender make available to it additional borrowings under a Subordinated Loan Facility to be entered into by and between Technology and the Lender immediately following the execution of this letter.

     Effective upon execution and delivery of this letter and the Subordinated Loan Facility by all parties, this letter agreement amends and modifies certain terms of the Existing Agreements and provides certain additional agreements of the parties all as set forth below.

1. The Lender hereby agrees to forbear from pursuing its rights and remedies to collect amounts outstanding under the Existing Agreements and the Prior Agreements until the Termination Date (as defined in the Subordinated Loan Facility). All principal currently outstanding and, to the extent permitted by law, interest on the Loans under the Existing Agreement shall accrue interest at the rate provided for in Section 2.5(b) of the Secured Facility until repaid in full. All principal currently outstanding and, to the extent permitted by law, interest on the Loans under the Prior Agreements shall continue to accrue interest at the rate provided for in
     Section 2.5(b) of the Secured Facility, as contemplated by the Side-Letter Agreement dated January 14, 1999 by and between the Lender, Technology and CalComp (the "Letter Agreement"). Subject to the foregoing, the parties agree that the Secured Facility is hereby amended to the extent necessary to provide that no additional Loans will be made under the Secured Facility and to provide that no amounts repaid by the Borrowers under the Secured Facility may be reborrowed under the Secured Facility. Neither this letter agreement nor the Subordinated Loan Facility shall affect or limit (a) the Lender's right to collect amounts outstanding under the Existing Agreements and the Prior Agreements on or after the Termination Date (as defined in the Subordinated Loan Facility) or (b) the security interest arising under the Security Agreement securing the Borrowers' obligation to Lender under the Secured Facility.

2. This agreement shall in no way affect any rights or remedies the Lender may have to collect any amounts that may become due and payable under the Subordinated Loan Facility.

3. Except as specifically modified hereby or by the Letter Agreement dated January 14, 1999, the Existing Agreements and the Prior Agreements shall remain in full force and effect and no additional changes, modifications, or amendments shall be inferred that are not expressly set forth herein or therein.
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CalComp Technology, Inc.
August 6, 1999
Page 3

4. This letter agreement may be signed (by facsimile or otherwise) in one or more counterparts with the same effect as if the signatures were upon the same instrument.

5. This letter agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without reference to the conflict of laws provisions thereof.

     If the foregoing accurately reflects our agreement, please have the duplicate copy of this letter agreement executed by a duly authorized officer where indicated and return it to the undersigned.



                                    LOCKHEED MARTIN CORPORATION



                                    By:________________________
                                       Janet L. McGregor
                                       Vice President and Treasurer



Acknowledged and agreed this
6th day of August, 1999:


CALCOMP TECHNOLOGY, INC.



By:_________________________
 Name:
 Title:

CALCOMP INC.


By:_________________________
 Name:
 Title:


TOPAZ TECHNOLOGIES, INC.


By:_________________________
 Name:
 Title: